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                                                                         9/30/99

                                                                    EXHIBIT 10.6

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                                    FORM OF

                             EMPLOYMENT AGREEMENT



                                by and between





                           CARBON ENERGY CORPORATION



                                      and





                              PATRICK R. McDONALD





                         Dated as of October 29, 1999



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                               TABLE OF CONTENTS

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                                                                                              Page
Article I. Term of Employment ..............................................................    1
     1.1 Position and Employment Period ....................................................    1
     1.2 Appointment as Director ...........................................................    1
     1.3 Change in Control .................................................................    1

Article II. Duties .........................................................................    4
     2.1 Duties ............................................................................    4

Article III. Compensation ..................................................................    4
     3.1 Salary ............................................................................    4
     3.2 Options and Restricted Stock ......................................................    4
     3.3 Benefits; Life Insurance ..........................................................    5
     3.4 Reimbursement of Expenses .........................................................    5

Article IV. Death, Disability and Termination...............................................    5
     4.1 Death .............................................................................    5
     4.2 Disability ........................................................................    6
     4.3 Disability Insurance ..............................................................    6
     4.4 Determination of Disability .......................................................    6
     4.5 Termination .......................................................................    6

Article V. Termination Benefits ............................................................    7
     5.1 Severance Payments ................................................................    7
     5.2 Termination for Cause .............................................................    8
     5.3 Certain Additional Payments by Company ............................................    8

Article VI. Covenants of Executive .........................................................    9
     6.1 Confidential Information ..........................................................    9

Article VII. Miscellaneous .................................................................    9
     7.1 Disagreements .....................................................................    9
     7.2 Binding Effect; Benefits ..........................................................    9
     7.3 Notices ...........................................................................    9
     7.4 Entire Agreement ..................................................................    9
     7.5 Amendments and Waivers ............................................................    9
     7.6 Section Headings ..................................................................   10
     7.7 Severability ......................................................................   10
     7.8 Governing Law .....................................................................   10
     7.9 Counterparts; Facsimile ...........................................................   10

                             EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (this "Agreement") is dated and effective as of ______________________ (the "Effective Date"), by and between CARBON ENERGY CORPORATION, a Colorado corporation, with offices at 1700 Broadway, Suite 1150, Denver, Colorado 80290-1101 ("Company"), and PATRICK R. McDONALD, residing in Colorado ("Executive").

                                   RECITALS

          WHEREAS, Company desires to acquire the services of Executive, and Executive desires to be employed by Company upon the terms and conditions set forth in this Agreement.

                                   AGREEMENT

          NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                  Article I.
                              Term of Employment

          1.1  Position and Employment Period.  Company hereby employs
               ------------------------------
Executive as its President and Chief Executive Officer, and Executive hereby accepts employment with Company, all in accordance with the terms and conditions hereof, for an initial three-year term commencing on the Effective Date and ending three years from that date, unless otherwise terminated as provided in
Section 1.3 or Articles IV and V. This Agreement shall continue from year to year thereafter unless Company gives written notice of termination to Executive at least three months preceding the date of termination or Executive gives such notice to Company on or at least three months preceding the date of termination (the initial three-year term is referred to as the "Initial Employment Period," and together with any subsequent periods of employment pursuant hereto, the "Employment Period").

          1.2  Appointment as Director.  Company agrees that for so long as
               -----------------------
Executive is an officer of Company, Company shall nominate and endorse Executive to serve as a director on Company's Board of Directors.

          1.3  Change in Control.
               -----------------

               (a)  Hostile Change in Control.
                    -------------------------

                    i. A Change in Control (as defined below) is hostile if it is neither solicited by Company nor supported by a majority of Company's then-existing Board of Directors ("Hostile Change in Control"). Notwithstanding anything herein to
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the contrary, in the event that a Hostile Change in Control of Company occurs,
Company shall have the right to terminate this Agreement by paying Executive 400% of the Compensation (as defined below).

                    ii. In the event that a Hostile Change in Control of Company occurs, Executive shall have the right to terminate this Agreement by written notice to Company and Company shall immediately pay Executive 400% of the Compensation.

               (b)  Friendly Change in Control.
                    --------------------------

                    i. A Change in Control (as defined below) is friendly if a majority of Company's then existing Board of Directors supports such Change in Control ("Friendly Change in Control"). Notwithstanding anything herein to the contrary, in the event that a Friendly Change in Control of Company occurs, Company shall have the right to terminate this Agreement by paying Executive 300% of the Compensation (as defined below).

                    ii. In the event that a Friendly Change in Control of Company occurs, Executive shall have the right to terminate this Agreement by written notice to Company and Company shall immediately pay Executive 200% of the Compensation.

               (c) In addition, upon the occurrence of either a Hostile Change in Control of Company or a Friendly Change in Control of Company, the restrictions on any outstanding incentive awards (including, but not limited to, restricted stock and granted performance shares) granted to Executive under any incentive plan or arrangement shall lapse and such incentive awards shall become 100% vested, and all stock options and stock appreciation rights granted to Executive shall become immediately exercisable and shall become 100% vested.

               (d)  Any amounts required to be paid by Company pursuant to this
Section 1.3 shall be paid within five days of Executive's date of termination (the "Termination Date").

               (e) As used in this Agreement, the term "Compensation" shall be the arithmetic average of Executive's annual base salary and incentive compensation for the three years prior to the Termination Date or, if Executive has been employed for less than three full years, such lesser number of calendar years during any part of which Executive has been so employed, with his base salary and incentive compensation taken into account at their full annualized rates for any partial year or years. For any partial year, the incentive compensation amount shall be deemed to be an amount equal to Executive's maximum incentive compensation which could be awarded for the fiscal year in which the Termination Date occurs had he continued in employment until the end of the fiscal year, assuming all performance targets and goals (if applicable) had been fully met by Company and by Executive, as applicable for that fiscal year.

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               (f)  "Change in Control" shall be deemed to have occurred:

                    i. At such time as a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of shares of Company having 50% or more of the total number of votes that may be cast for the election of Directors of Company; or

                    ii. On the date on which the stockholders of Company approve: (A) any agreement for a merger or consolidation of Company with another entity, provided that there shall be no Change in Control if the persons and entities who were the stockholders of Company immediately before such merger or consolidation continue to own directly more than two-thirds of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the voting securities of Company outstanding immediately before such merger or consolidation; or (B) any sale, exchange or other disposition of all or substantially all of Company's assets; or

                    iii. On the effective date of any sale, exchange or other disposition of greater than 50% in fair market value of Company's assets, other than in the ordinary course of business, whether in a single transaction or a series of related transactions; or

                    iv. At such time that there is a change in more than a majority of Company's Board of Directors as a result of a proxy contest waged by a third person unaffiliated with Executive and not endorsed by Executive.

                    v. A person, for purposes of this section, means an individual, corporation, partnership, joint venture, trust, unincorporated association or any other form of organization.

In determining whether clause (i) of the preceding sentence has been satisfied, the third person owning shares must be someone other than Yorktown Energy Partners III, L.P., Yorktown Partners LLC, or entities controlled by Yorktown Partners LLC. For this purpose, the term "controlled" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether (1) through the ownership of more than 50% of the outstanding voting securities of the person, (2) by contract or (3) by a position such as a general partner or manager.

               (g) After Executive's termination of employment as described in this Section 1.3, Company shall continue to provide for a period of 24 months from the Termination Date, medical, dental, disability and life insurance coverage to Executive at the same levels of coverage as in effect immediately prior to such date.

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

                                  Article II.
                                    Duties

          2.1  Duties.  During the term hereof:
               ------

               (a) Executive shall, subject to the succeeding sentence, devote such time as is necessary to perform his duties and shall discharge such duties to the best of his abilities. During the Employment Period, Executive may invest his personal assets and his time in enterprises other than Company if: (i) such enterprises do not compete with Company in Company's area of operations and do not require Executive to devote substantial amounts of his time thereto, or (ii) they are enterprises which Company has evaluated and in which it has elected not to invest, subject to Executive's notification to Company's Board of Directors of Executive's intention to so participate.

               (b) Company shall not, without the written consent of Executive, require Executive to perform services away from the Denver area at such frequency or duration as might, in the reasonable opinion of Executive, necessitate his moving his residence from the Denver area.

                                 Article III.
                                 Compensation

          3.1  Salary.  Company shall pay Executive a base salary of not less
               ------
than $200,000 per year plus an adjustment on each July 1 hereafter for all cost of living increases (computed by dividing the preceding year's U.S. consumer price index by the year preceding such year's U.S. consumer price index and multiplying such percentage by the then base salary), to be paid at the usual times for the payment of Company's executives, subject to adjustment as provided herein. Executive's base salary shall be reviewed annually by the Board of Directors of Company and may be increased, but not decreased. Incentive compensation or bonuses (called in this Agreement incentive compensation) will be determined by the Board of Directors at its discretion.

          3.2  Options and Restricted Stock.  As part of Executive's
               ----------------------------
compensation, Company shall issue to Executive an option to acquire 70,000 shares of Company's common stock with an exercise price of $5.50 per share. The option shall be granted under Company's 1999 Stock Option Plan. The option shall vest over three years, with the right to purchase one-third of the shares vested one year from the date of grant and the right to purchase an additional one-third of the shares vested on each of the second and third anniversaries of the date of grant, and the option shall be an incentive stock option. The complete terms of such option shall be as set forth in the option agreement which shall follow the standard form of option agreement under the 1999 Stock Option Plan and also reflect the Change in Control and other provisions of this Agreement regarding vesting. In addition, as part of Executive's compensation, Company shall grant to Executive 30,000 shares of Company common stock under Company's 1999 Restricted Stock Plan. This restricted stock shall vest over three years, with one-third of the restricted stock vested one year from the date of grant and an

                                       4
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additional one-third of the restricted stock vested on each of the second and third anniversaries of the date of grant. The restricted stock grant shall be accompanied by the standard form of restricted stock agreement under Company's 1999 Restricted Stock Plan, and the restricted stock agreement shall reflect the Change in Control and other provisions of this Agreement in regard to vesting. The grants of the above-described option and restricted stock shall be made on the Effective Date.

          3.3  Benefits; Life Insurance.  Executive shall be entitled to
               ------------------------
receive all benefits (such as medical, dental, disability and life insurance and paid vacation (a maximum of four weeks)), as are currently being received by Executive from CEC Resources Ltd. Executive shall be eligible to participate in all incentive compensation, stock option, performance unit or similar plans or programs as the Board of Directors of Company may determine in its reasonable discretion based upon Company's compensation practices and Executive's responsibilities and performance. Company shall provide without cost to Executive the following: membership fees and dues relating to organizations to which Executive has historically belonged and subscription costs for publications relevant to Company's business which Executive has historically received. So long as Executive is employed under this Agreement and during the 24 months specified in Section 5.1(b), Company shall maintain for the benefit of Executive's estate, and pay the premiums for, a life insurance policy on Executive's life in the amount of $1,000,000.

          3.4  Reimbursement of Expenses.  In addition, Company shall promptly
               -------------------------
reimburse Executive for all reasonable and documented out-of-pocket expenses incurred in the performance of his duties hereunder, including without limitation, expenses for entertainment, travel, management seminars and the like.

                                  Article IV.
                       Death, Disability and Termination

          4.1  Death.  If Executive dies during the Employment Period, the
               -----
Employment Period shall thereupon terminate for all purposes of this Agreement, and Company's obligations hereunder shall terminate immediately, and Executive's estate or legal representative shall be entitled only to the following:

               (a) any arrearages of salary, through the date of Executive's death;

               (b) any unpaid incentive compensation or compensatory options earned by Executive in respect of any calendar year prior to the calendar year in which occurs the death of Executive;

               (c) any incentive compensation or compensatory options to be granted, as determined in accordance with this Agreement, earned by Executive in respect of the year in which occurs the death of Executive; and

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

               (d) any reimbursable expenses incurred through the date of Executive's death.

          4.2  Disability.  If Executive is unable to perform his duties as
               ----------
required under this Agreement by reason of mental or physical illness or incapacity, Company agrees to continue all payments due hereunder, including salary, for a period of 180 days from the date of disability. Notwithstanding anything to the contrary contained herein, Executive shall be considered disabled and Company may terminate this Agreement at any time Executive shall be absent from employment as a result of mental or physical illness or incapacity for a continuous period of 180 days, and all obligations of Company hereunder shall cease upon any such termination. Upon any such termination, Executive shall be entitled only to the following:

               (a) any arrearages of salary, through the date of such termination, including that which is payable as a result of the first sentence of this Section 4.2;

               (b) any unpaid incentive compensation or any options earned by Executive in respect of any calendar year prior to the calendar year in which occurs the disability of Executive;

               (c) any incentive compensation or options earned by Executive in respect of the year in which occurs the disability of Executive; and

               (d)  any reimbursable expenses incurred by Executive.

          4.3  Disability Insurance.  While Executive is employed under this
               --------------------
Agreement, during the period specified in Section 5.1(b) and after the period described in Section 5.1(b) if this Agreement is terminated because of Executive's disability, Company shall provide, for the benefit of Executive, a disability insurance policy, with mutually agreeable terms determined within 60 days of the Effective Date, the premiums of which shall be paid by Company.

          4.4  Determination of Disability.  For purposes of this Agreement, if
               ---------------------------
at any time a question arises as to the disability of Executive, then Company and Executive shall agree on one physician who is a member of the American Medical Association to examine Executive and determine if his physical and/or mental condition is such as to render him incapable of performing the usual duties of his employment with Company.

          4.5  Termination.  In addition to the foregoing provisions, the
               -----------
Employment Period and Executive's employment with Company may be terminated by:

               (a) Company for cause (as defined in Section 5.2), immediately upon determination by the Board of Directors and providing Executive with written notice of termination;

               (b) Executive following a change in position with Company from that described in Section 1.1 or because of any other material breach of this Agreement by Company, provided Executive does not voluntarily accept the change in position and notifies Company of his non-acceptance thereof and provided, in the case of any other material breach, Executive gives a written notification to Company of the material breach and the material breach is not cured within 20 business days of Company's receipt of the notification; or

               (c) either party upon 30 days prior written notice from the terminating party to the other party.

                                  Article V.
                             Termination Benefits

          5.1  Severance Payments. Subject to the provisions of Section 1.3
               ------------------
hereof, (i) if Executive's employment shall be terminated by the Board of Directors of Company for any reason other than "for cause" or upon the death or disability of Executive, or (ii) if Executive voluntarily terminates employment in accordance with Section 4.5(b) following a change in position with Company from that described in Section 1.1 or because of any other material breach of this Agreement by Company, then Company shall pay Executive a termination benefit as follows:

               (a) Company shall pay Executive in a single lump sum payment in an amount equal to 300% of the Compensation (as defined above) (the "Severance Payments"). The Severance Payments shall be paid regardless of whether Executive is able to secure alternative employment. In the event Executive should die before payment of all amounts due under this Article V, the remaining amounts shall be paid to Executive's designated beneficiary, if any, and otherwise to Executive's estate.

               (b) Company shall continue to provide for a period of 24 months from the Termination Date, medical, dental, disability and life insurance coverage to Executive at the same levels of coverage as in effect immediately prior to such date.

               (c) Notwithstanding anything to the contrary in this or any other agreement, immediately upon termination under the circumstances described in this Section 5.1, all Executive's options shall become immediately exercisable and shall become 100% vested, all of Executive's restricted stock shall become immediately 100% vested, and all performance incentives granted to Executive shall become 100% vested.

               (d) Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment except as provided herein.

               (e) The Severance Payments and benefits provided in this Agreement shall be in lieu of any other severance pay to which Executive may be entitled under any Company severance plan, program or arrangement.

          5.2  Termination for Cause.  If Executive is terminated for cause,
               ---------------------
then he shall receive no further benefits hereunder. "Cause" shall mean a termination on account of (1) repeated refusal to obey written directions of the Board of Directors or a superior officer (so long as such directions do not involve illegal or immoral acts); (2) repeated acts of substance abuse which are materially injurious to Company or any of its subsidiaries, (3) fraud or dishonesty that is materially injurious to Company or any of its subsidiaries,
(4) breach of any material obligation of nondisclosure or confidentiality owed to Company or any of its subsidiaries, (5) commission of a criminal offense involving money or other property of Company (excluding any traffic violations or similar violations), or (6) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed.

          5.3  Certain Additional Payments by Company.  Notwithstanding
               --------------------------------------
anything to the contrary in this Agreement, in the event that any payment or distribution by Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), Company shall pay to Executive an additional payment (a "Gross-up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. Company and Executive shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Executive shall notify Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require such Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by Company and Executive) within five days of the receipt of such claim. Company shall notify Executive in writing at least five days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If Company decides to contest such claim, Executive shall cooperate fully with Company in such action; provided, however, Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of Company's action. If, as a result of Company's action with respect to a claim, Executive receives a refund of any amount paid by Company with respect to such claim, Executive shall promptly pay such refund to Company. If Company fails to timely notify Executive whether it will contest such claim or Company determines not to contest such claim, then Company shall immediately pay to Executive the portion of such claim, if any, which it has not previously paid to Executive.

                                  Article VI.
                            Covenants of Executive

          6.1  Confidential Information.  Executive covenants and agrees that
               ------------------------
he will not at any time during or after the termination of his employment, whether under this Agreement, or otherwise, reveal, divulge or make known to any person any confidential or proprietary information ("Confidential Information") whatsoever made known to Executive by reason of his employment by Company. This
Section 6.1 shall not apply to information made known to Executive by reason of his outside personal business interests or personal investments made in accordance with this Agreement. In the event of a breach or threatened breach by Executive of the provisions of this Section 6.1, Company shall be entitled, in addition to any remedy hereunder or under any applicable law, to an injunction restraining Executive from disclosing or using, in whole or in part, any Confidential Information. The covenants contained in this Section 6.1 shall survive the termination or expiration of this Agreement for a period of 24 months.

                                 Article VII.
                                 Miscellaneous

          7.1  Disagreements.  In the event that Company and Executive shall
               -------------
disagree as to their respective rights and obligations hereunder, then Company shall pay reasonable counsel fees incurred by Executive in connection with such disagreement, if Executive prevails in his position.

          7.2  Binding Effect; Benefits.  This Agreement shall inure to the
               ------------------------
benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives. Insofar as Executive is concerned, this contract may not be assigned.

          7.3  Notices.  All notices and other communications which are
               -------
required or permitted hereunder shall be in writing and shall be sufficient if mailed by registered or certified mail, postage prepaid to the address specified herein in the case of Company, Executive's residential address, or such other address as any party hereto shall have specified by notice in writing to the other party hereto. All such notices and communications shall be deemed to have been received on the date of delivery thereof or the fifth business day after the mailing thereof, whichever is the earlier.

          7.4  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

          7.5  Amendments and Waivers.  This Agreement may not be modified or
               ----------------------
amended except by an instrument or instruments in writing signed by the party against whom enforcement or any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

          7.6  Section Headings.  The section and other headings contained in
               ----------------
this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to control or affect the meaning or construction of any provision of this Agreement.

          7.7  Severability.  If any term or provision of this Agreement is
               ------------
held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, this Agreement shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

          7.8  Governing Law.  This Agreement shall be governed by and
               -------------
construed and enforced in accordance with the laws of the State of Colorado without regard to its principals regarding conflicts of law.

          7.9  Counterparts; Facsimile.  This Agreement may be executed in any
               -----------------------
number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed one and the same instrument. This Agreement may be delivered by facsimile.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


COMPANY:                                     CARBON ENERGY CORPORATION


                                             By:________________________________
                                                 Its:___________________________


EXECUTIVE:                                   ___________________________________
                                             Patrick R. McDonald

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